EXHIBIT 99.1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of American HomePatient, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of the date set forth below.

Date: February 27, 2006

JAMES DONDERO

/s/ James Dondero
Name: James Dondero

STRAND ADVISORS, INC.

By:	/s/ James Dondero
Name: James Dondero
Its: President

HIGHLAND CAPITAL MANAGEMENT, L.P.

By: Strand Advisors, Inc.
Its: General Partner

By:	/s/ James Dondero
Name: James Dondero
Its: President

HIGHLAND CRUSADER OFFSHORE PARTNERS, L.P.

By: Highland Crusader Fund GP, L.P.
Its: General Partner

By: Highland Crusader Fund GP, LLC
Its: General Partner

By: Highland Capital Management, L.P.
Its: Sole Member

By: Strand Advisors, Inc.
Its: General Partner

By:	/s/ James Dondero
Name: James Dondero
Its: President